GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 28th day of September, 2006, by ESCONDE ENERGY LLC, a Texas limited liability company (“Guarantor”), in favor of BASELINE CAPITAL, INC., a Texas corporation (“Lender”);

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement dated of even date herewith among Esconde Resources LP, as Borrower (the “Borrower”), Esconde Energy LLC, as Guarantor, and BaseLine Capital, Inc., as Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lender has agreed to make loans to Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder.

WHEREAS, it is a condition precedent to Lender executing the Loan Agreement that Guarantor execute and deliver this Guaranty whereby Guarantor shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations as defined below.

WHEREAS, Guarantor is the general partner of Borrower.

WHEREAS, in consideration of the financial and other support that Borrower has provided, and such financial and other support as Borrower may in the future provide, to Guarantor, and in order to induce Lender to enter into the Loan Agreement, and because Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, Guarantor is willing to guarantee the obligations of Borrower under the Loan Agreement, the Notes and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION l.1. Selected Terms Used Herein.

“Guaranteed Obligations” is defined to mean (i) all indebtedness, obligations and liabilities of Borrower to Lender arising out of or pursuant to the provisions of the Loan Agreement, the Notes and the other Loan Documents, (ii) all indebtedness, obligations and liabilities of Borrower to Lender of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iii) all accrued but unpaid interest on any of the indebtedness described in (i) and (ii) above, (iv) all obligations of Borrower to Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i), (ii) or (iii) above, (v) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii) or (iv) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv) and (v) above.

SECTION 1.2. Terms in Loan Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.

SECTION 2.1. Representations and Warranties. Guarantor represents and warrants that:

(a) Guarantor is a limited liability company duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) Guarantor has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Neither the execution and delivery by Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it, or (ii) the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION 2.2. Covenants.

(a) Guarantor covenants that, so long as any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable Borrower to, fully comply with those covenants and agreements set forth in the Loan Agreement.

(b) Neither the execution and delivery by Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it, or (ii) the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION 3. The Guaranty. Subject to Section 9 hereof, Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Guaranteed Obligations, including without limitation any such Guaranteed Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding. Upon failure by Borrower to pay punctually any such amount, Guarantor agrees that it shall forthwith on demand pay to Lender the amount not so paid at the place and in the manner specified in the Loan Agreement, the Notes or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Guarantor waives any right to require Lender to sue Borrower, any other guarantor, or any other obligor obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Guaranteed Obligations. This Guaranty is continuing and, except as provided in Section 9 hereof, unlimited as to the amount, and is cumulative to and does not supersede any other guaranties.

SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(b) any modification or amendment of or supplement to the Loan Agreement, the Notes or any other Loan Document;

(c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of Borrower under the Loan Agreement, the Notes, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by Lender with respect to any Collateral securing all or any part of the Guaranteed Obligations;

(d) any change in the existence, structure, name or ownership of Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of Borrower, or any other guarantor of any of the Guaranteed Obligations;

(e) the existence of any claim, setoff or other rights which Guarantor may have at any time against Borrower, any other guarantor of any of the Guaranteed Obligations, any Lender or any other party, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Loan Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Notes or any other amount payable by Borrower under the Loan Agreement, the Notes, or any other Loan Document; or

(g) any other act or omission to act or delay of any kind by Borrower, any other guarantor of the Guaranteed Obligations, Lender or any other party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and any obligation of Lender to make Advances under the Loan Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on the Notes or any other amount payable by Borrower, Guarantor or any other party under the Loan Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waivers. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of acceleration of or the intent to accelerate the Guaranteed Obligations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against Borrower, Guarantor, any other guarantor of any of the Guaranteed Obligations, any other person or entity, or any property. Guarantor also irrevocably waives the provisions of Section 17.001 of the Texas Civil Practice and Remedies Code, of Rule 31 of the Texas Rules of Civil Procedure and of Chapter 34 of the Texas Business and Commerce Code, as any of the same may be amended.

SECTION 7. Subrogation. Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment to lend under the Loan Agreement and any other Loan Documents is terminated.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement, the Notes or any other Loan Document shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

SECTION 9. Limitation on Obligations.

(a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Guarantor or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of Guarantor is intended solely to preserve the rights of Lender hereunder to the maximum extent not subject to avoidance under applicable law, and neither Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of Guarantor hereunder shall not be rendered voidable under applicable law.

(b) Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of Guarantor, without impairing this Guaranty or affecting the rights and remedies of Lender hereunder.

SECTION 10. Application of Payments. All payments received by Lender hereunder shall be applied by Lender to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a) FIRST, to payment of all costs and expenses of Lender incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to Lender in connection with any Collateral securing the Guaranteed Obligations;

(b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees;

(c) THIRD, to payment of the principal of the Guaranteed Obligations then due and unpaid from Borrower to Lender in accordance with the amount of such principal; and

(d) FOURTH, to payment of any Guaranteed Obligations other than those listed above.

SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made and be effective as provided in the Loan Agreement.

SECTION 12. No Waivers. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Loan Agreement, the Notes and other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. No Duty to Advise. Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Lender has no duty to advise Guarantor of information known to it regarding those circumstances or risks.

SECTION 14. Successors and Assigns. This Guaranty is for the benefit of Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Notes or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns.

SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Guarantor and Lender.

SECTION 16. Costs of Enforcement. Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 17. Subordination. Guarantor hereby agrees that until the Guaranteed Obligations are paid in full and any commitment of Lender to lend under the Loan Agreement or any other Loan Document is terminated, Guarantor will not, without the prior written consent of Lender, demand, take or receive from Borrower by setoff or any other manner, payment of any indebtedness, now or at any time or times hereafter owing by Borrower to Guarantor, and all such indebtedness of Borrower to Guarantor shall be subordinate, junior and inferior to any indebtedness now or hereafter owing by Borrower to Lender. Guarantor further hereby agrees that any security interests, liens or encumbrances which Guarantor now has or from time to time may have upon any of the assets of Borrower shall be made subordinate, junior and inferior and postponed in priority, operation and effect to any security interest of Lender in such assets.

SECTION 18. GOVERNING LAW; CONSENT TO SERVICE; JURISDICTION; AND WAIVER OF JURY TRIAL. THIS GUARANTY HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS. THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 19. Taxes, etc. All payments required to be made by Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding income and franchise taxes), provided, however, that if Guarantor is required by law to make such deduction or withholding, Guarantor shall forthwith (i) pay to Lender such additional amount as results in the net amount received by Lender equaling the full amount which would have been received by Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 20. Setoff. Without limiting the rights of Lender under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of an Event of Default or otherwise, then Guarantor authorizes Lender to apply any sums standing to the credit of Guarantor with Lender toward the payment of the Guaranteed Obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

GUARANTOR:

ESCONDE ENERGY LLC

By: /s/	Paul W. Heard

Paul W. Heard, Managing Member
By: /s/	Ronnie L. Steinocher

Ronnie L. Steinocher, Managing Member

By: Pierce-Hamilton Energy Partners LP,

Managing Member

By: Muscoda Hill Energy LLC,

its general partner

By: /s/	Lisa P. Hamilton

Lisa P. Hamilton, President